Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Fourth Quarter and Full Year 2018 Results

•

Revenue was $192.1 million for the fourth quarter of 2018 and $704.6 million for the full year 2018. (Under ASC 605, fourth quarter 2018 net service revenue of $127.9 million increased 28.6% from the comparable prior-year period, representing a backlog conversion rate of 21.0%; Full year 2018 net service revenue of $478.1 million increased 23.7% from full year 2017.)

•

Net new business awards were $231.2 million in the fourth quarter of 2018 and $899.4 million in the full year 2018. (Under ASC 605, net new business awards were $146.7 million in the fourth quarter, representing an increase of 27.9% from the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.15x; Full year 2018 net new business awards of $581.0 million increased 36.4% from the prior year.)

•

GAAP net income was $22.8 million, or $0.61 per diluted share, and net income margin was 11.8% in the fourth quarter of 2018. For the full year 2018, GAAP net income was $73.2 million, or $1.97 per diluted share, and net income margin was 10.4%. (Under ASC 605, fourth quarter 2018 GAAP net income was $22.5 million, or $0.60 per diluted share, versus GAAP net income of $11.3 million, or $0.30 per diluted share, for the comparable prior-year period. GAAP net income for the full year 2018 was $81.6 million, or $2.20 per diluted share, versus GAAP net income of $39.1 million, or $0.98 per diluted share, for the full year 2017. Net income margin was 17.6% for the fourth quarter of 2018 and 17.1% for the full year 2018.)

•

Adjusted EBITDA was $39.7 million for the fourth quarter of 2018, resulting in an Adjusted EBITDA margin of 20.7%. For the full year 2018, Adjusted EBITDA was $137.8 million, resulting in an Adjusted EBITDA margin of 19.6%. (Under ASC 605, Adjusted EBITDA of $38.6 million for the fourth quarter increased 43.0% from the comparable prior-year period, resulting in an Adjusted EBITDA margin of 30.2%. Adjusted EBITDA of $148.0 million for the full year 2018 increased 37.0% from the prior year, resulting in an Adjusted EBITDA margin of 31.0%.)

•

Adjusted Net Income was $28.1 million, or $0.76 per diluted share, for the fourth quarter of 2018. For the full year 2018, Adjusted Net Income was $95.5 million, or $2.59 per diluted share. (Under ASC 605, Adjusted Net Income of $27.8 million for the fourth quarter increased 88.2% from the comparable prior-year period. Adjusted Net Income per diluted share of $0.75 for the fourth quarter of 2018 increased 92.3% from the comparable prior-year period. Adjusted Net Income was $103.8 million for the full year 2018, or $2.81 per diluted share, an increase of 71.7% from the prior year.)

CINCINNATI, OHIO, February 25, 2019-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter and Full Year 2018 Financial Results under ASC 606

Revenue for the three and twelve months ended December 31, 2018 was $192.1 million and $704.6 million, respectively. Backlog as of December 31, 2018 was $1.1 billion and net new business awards were $231.2 million, representing a net book-to-bill ratio of 1.20x for the fourth quarter of 2018. For the full year 2018, net new business awards were $899.4 million, representing a net book-to-bill ratio of 1.28x. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the fourth quarter of 2018 and full year 2018, total direct costs were $131.1 million and $489.1 million, respectively. Adjusted direct costs were $131.9 million and $492.2 million in the fourth quarter of 2018 and full year 2018, respectively. Selling, general and administrative (SG&A) expenses were $20.6 million and Adjusted SG&A expenses were $20.8 million for the fourth quarter of 2018. For the full year 2018, SG&A expenses were $75.7 million and Adjusted SG&A expenses were $75.7 million.

GAAP net income for the fourth quarter of 2018 was $22.8 million, or $0.61 per diluted share, which resulted in a net income margin of 11.8%. GAAP net income for the full year of 2018 was $73.2 million, or $1.97 per diluted share, which resulted in a net income margin of 10.4%. Adjusted EBITDA for the fourth quarter of 2018 was $39.7 million, or 20.7% of revenue. Adjusted EBITDA for the full year of 2018 was $137.8 million, or 19.6% of revenue. Adjusted Net Income was $28.1 million, and Adjusted Net Income per diluted share was $0.76 for the fourth quarter of 2018. Adjusted Net Income was $95.5 million, and Adjusted Net Income per diluted share was $2.59 for the full year of 2018.

Fourth Quarter and Full Year 2018 Financial Results under ASC 605

Net service revenue for the three months ended December 31, 2018 increased 28.6% to $127.9 million, compared to $99.4 million for the comparable prior-year period. Net service revenue for the year ended December 31, 2018 increased 23.7% to $478.1 million, compared to $386.5 million for the year ended December 31, 2017. On a constant currency basis, net service revenue for the fourth quarter of 2018 increased 29.1% compared to the fourth quarter of 2017 and increased 23.4% for the year ended December 31, 2018 compared to the year ended December 31, 2017.

Backlog as of December 31, 2018 grew 19.4% to $626.1 million from $524.4 million as of December 31, 2017. Net new business awards were $146.7 million, representing a net book-to-bill ratio of 1.15x for the fourth quarter of 2018, as compared to $114.7 million for the comparable prior-year period. For the year ended December 31, 2018, net new business awards were $581.0 million, representing a net book-to-bill ratio of 1.22x, compared to $426.1 million for the year ended December 31, 2017.

For the fourth quarter of 2018, Direct service costs, excluding depreciation and amortization, were $67.9 million, compared to $55.6 million in the fourth quarter of 2017. Adjusted Direct service costs were $68.7 million for the fourth quarter 2018, compared to $56.4 million in the fourth quarter of 2017. For the full year 2018, Direct service costs, excluding depreciation and amortization, were $252.3 million, compared to $211.8 million in the full year 2017. Adjusted Direct service costs were $255.4 million for the full year 2018, compared to $215.0 million in the full year 2017.

SG&A expenses were $20.6 million in the fourth quarter of 2018, compared to $16.8 million in the fourth quarter of 2017. Adjusted SG&A expenses were $20.8 million for the fourth quarter 2018 versus $16.4 million in the fourth quarter of 2017. For the full year 2018, SG&A expenses were $75.7 million, compared to $63.4 million for the full year 2017. Adjusted SG&A expenses were $75.7 million for the full year 2018 versus $63.1 million for the full year 2017.

GAAP net income for the fourth quarter of 2018 was $22.5 million, or $0.60 per diluted share, versus GAAP net income of $11.3 million, or $0.30 per diluted share, for the fourth quarter of 2017. This resulted in a net income margin of 17.6% and 11.4% for the fourth quarter of 2018 and 2017, respectively. GAAP net income for full year 2018 was $81.6 million, or $2.20 per diluted share, versus GAAP net income of $39.1 million, or $0.98 per diluted share, for the full year 2017. This resulted in a net income margin of 17.1% and 10.1% for the full year 2018 and 2017, respectively.

Adjusted EBITDA for the fourth quarter of 2018 increased 43.0% to $38.6 million, or 30.2% of net service revenue, compared to $27.0 million, or 27.2% of net service revenue, for the comparable prior-year period. Adjusted EBITDA for the full year 2018 increased 37.0% to $148.0 million, or 31.0% of net service revenue, compared to $108.0 million, or 28.0% of net service revenue, for the prior year. On a constant currency basis, Adjusted EBITDA for the fourth quarter of 2018 increased 38.0% from the fourth quarter of 2017 and increased 36.2% for the full year 2018 compared to the full year 2017.

Adjusted Net Income for the fourth quarter of 2018 increased 88.2% to $27.8 million, compared to $14.8 million for the comparable prior-year period. Adjusted Net Income per diluted share for the fourth quarter of 2018 was $0.75 compared to Adjusted Net Income per diluted share of $0.39 for the comparable prior-year period. Adjusted Net Income for the full year 2018 increased 71.7% to $103.8 million, compared to $60.5 million for the prior year. Adjusted Net Income per diluted share for the full year 2018 was $2.81 compared to Adjusted Net Income per diluted share of $1.52 for the prior year.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $23.3 million at December 31, 2018, and the Company generated $39.4 million in cash flow from operating activities during the fourth quarter of 2018.

Financial Guidance

For full year 2019, the Company is providing guidance under ASC 606. The Company forecasts 2019 revenue in the range of $783.0 million to $807.0 million, representing growth of 11.1% to 14.5% over 2018 revenue of $704.6 million. GAAP net income for full year 2019 is forecasted in the range of $85.2 million to $89.2 million. Additionally, full year 2019 Adjusted EBITDA is expected in the range of $137.0 million to $145.0 million.

Based on forecasted 2019 revenue of $783.0 million to $807.0 million and GAAP net income of $85.2 million to $89.2 million, diluted earnings per share (GAAP) is forecasted in the range of $2.27 to $2.38. Adjusted Net Income for 2019 is forecasted in the range of $97.0 million to $101.0 million, compared to Adjusted Net Income of $95.5 million for 2018. Furthermore, Adjusted Net Income per diluted share for 2019 is expected in the range of $2.58 to $2.69 per share.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, February 26, 2019, to discuss its fourth quarter and full year 2018 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 5975717.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, February 26, 2019 until 12:00 p.m. ET on Tuesday, March 12, 2018. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 5975717.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 2,900 people across 36 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the end result of any negotiations between the U.K. government and the EU regarding the terms of the U.K.'s exit from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles, including the impact of the changes to the revenue recognition standards; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 27, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income (loss) attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization with Adjusted EBITDA being further adjusted for unusual and other items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Service revenue, net for each period. Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income (loss) attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis. Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income (loss) or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Direct costs and Adjusted Selling, general and administrative expenses

Adjusted Direct costs and Adjusted Selling, general and administrative expenses are useful to provide information to investors to evaluate core operating expenses as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as certain lease payments which are otherwise excluded from core operating expenses. We believe that reporting these metrics enhance our investors’ overall understanding of our core recurring operating expenses. You should not consider Adjusted Direct costs and Adjusted Selling, general and administrative expenses as an alternative to Direct costs, excluding depreciation and amortization and Selling, general and administrative expenses, determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Three Months Ended
	December 31,
	2018	2018	2018	2017
Revenue:
Revenue, net	$192,115	$(192,115)	$-	$-
Service revenue, net	-	127,853	127,853	99,448
Reimbursed out-of-pocket revenue	-	18,142	18,142	13,234
Total revenue	192,115	(46,120)	145,995	112,682
Operating expenses:
Direct service costs, excluding depreciation and amortization	67,945	-	67,945	55,569
Reimbursed out-of-pocket expenses	63,188	(45,046)	18,142	13,234
Total direct costs	131,133	(45,046)	86,087	68,803
Selling, general and administrative	20,569	-	20,569	16,842
Depreciation	2,357	-	2,357	2,106
Amortization	7,390	-	7,390	9,494
Total operating expenses	161,449	(45,046)	116,403	97,245
Income from operations	30,666	(1,074)	29,592	15,437
Other expense, net:
Miscellaneous income, net	253	-	253	288
Interest expense, net	(1,599)	-	(1,599)	(2,051)
Total other expense, net	(1,346)	-	(1,346)	(1,763)
Income before income taxes	29,320	(1,074)	28,246	13,674
Income tax provision	6,559	(804)	5,755	2,383
Net income	$22,761	$(270)	$22,491	$11,291
Net income per share attributable to common shareholders:
Basic	$0.64	$(0.01)	$0.63	$0.30
Diluted	$0.61	$(0.01)	$0.60	$0.30
Weighted average common shares outstanding:
Basic	35,612	-	35,612	36,840
Diluted	37,198	-	37,198	37,755

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Twelve Months Ended
	December 31,
	2018	2018	2018	2017
Revenue:
Revenue, net	$704,589	$(704,589)	$-	$-
Service revenue, net	-	478,063	478,063	386,462
Reimbursed out-of-pocket revenue	-	71,305	71,305	49,690
Total revenue	704,589	(155,221)	549,368	436,152
Operating expenses:
Direct service costs, excluding depreciation and amortization	252,284	-	252,284	211,773
Reimbursed out-of-pocket expenses	236,775	(165,470)	71,305	49,690
Total direct costs	489,059	(165,470)	323,589	261,463
Selling, general and administrative	75,681	-	75,681	63,357
Depreciation	9,240	-	9,240	8,574
Amortization	29,561	-	29,561	37,900
Total operating expenses	603,541	(165,470)	438,071	371,294
Income from operations	101,048	10,249	111,297	64,858
Other expense, net:
Miscellaneous income (expense), net	1,060	-	1,060	(354)
Interest expense, net	(8,157)	-	(8,157)	(7,559)
Total other expense, net	(7,097)	-	(7,097)	(7,913)
Income before income taxes	93,951	10,249	104,200	56,945
Income tax provision	20,766	1,882	22,648	17,823
Net income	$73,185	$8,367	$81,552	$39,122
Net income per share attributable to common shareholders:
Basic	$2.05	$0.24	$2.29	$1.00
Diluted	$1.97	$0.23	$2.20	$0.98
Weighted average common shares outstanding:
Basic	35,547	-	35,547	39,056
Diluted	36,912	-	36,912	39,839

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except share amounts)	As Of
	December 31,
	2018	2018	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$23,275	$-	$23,275	$26,485
Restricted cash	7	-	7	7
Accounts receivable and unbilled, net	133,449	(28,729)	104,720	83,079
Prepaid expenses and other current assets	21,383	1,147	22,530	20,400
Total current assets	178,114	(27,582)	150,532	129,971
Property and equipment, net	52,255	-	52,255	48,739
Goodwill	660,981	-	660,981	660,981
Intangible assets, net	69,179	-	69,179	98,740
Deferred income taxes	713	(389)	324	6,343
Other assets	6,691	-	6,691	5,943
Total assets	$967,933	$(27,971)	$939,962	$950,717
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	16,737	-	$16,737	$16,674
Accrued expenses	87,493	(51,109)	36,384	23,673
Pre-funded study costs	-	61,156	61,156	57,406
Advanced billings	147,935	(41,732)	106,203	73,756
Current portion of long-term debt	-	-	-	16,500
Other current liabilities	4,861	(590)	4,271	4,697
Total current liabilities	257,026	(32,275)	224,751	192,706
Long-term debt, net, less current portion	79,721	-	79,721	205,111
Deemed landlord liability, less current portion	24,484	-	24,484	26,602
Deferred income tax liability	439	2,049	2,488	560
Deferred credit	3,756	-	3,756	11,468
Other long-term liabilities	12,804	(382)	12,422	10,740
Total liabilities	378,230	(30,608)	347,622	447,187
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at December 31, 2018 and 2017, respectively	-	-	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at December 31, 2018 and 2017, respectively; 35,665,910 and 35,466,510 shares issued and outstanding at December 31, 2018 and 2017, respectively	356	-	356	355
Treasury stock - 200,000 shares at December 31, 2018 and 2017, respectively	(6,030)	-	(6,030)	(6,030)
Additional paid-in capital	639,381	-	639,381	630,341
Accumulated deficit	(41,487)	2,637	(38,850)	(120,402)
Accumulated other comprehensive loss	(2,517)	-	(2,517)	(734)
Total shareholders’ equity	589,703	2,637	592,340	503,530
Total liabilities and shareholders’ equity	$967,933	$(27,971)	$939,962	$950,717

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands)		Twelve Months Ended
		December 31,
	2018	2018	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$73,185	$8,367	$81,552	$39,122
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,240	-	9,240	8,574
Amortization	29,561	-	29,561	37,900
Stock-based compensation expense	6,499	-	6,499	4,463
Amortization of debt issuance costs and discount	615	-	615	662
Deferred income tax provision (benefit)	3,942	4,002	7,944	3,237
Amortization and adjustment of deferred credit	(7,712)	-	(7,712)	(8,781)
Other	1,653	-	1,653	(673)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(27,047)	4,842	(22,205)	(2,898)
Prepaid expenses and other current assets	(1,241)	(1,147)	(2,388)	(3,533)
Accounts payable	1,342	-	1,342	4,816
Accrued expenses	29,029	(15,967)	13,062	(1,313)
Pre-funded study costs	-	3,782	3,782	5,292
Advanced billings	35,593	(2,907)	32,686	7,735
Other assets and liabilities, net	1,925	(972)	953	2,782
Net cash provided by operating activities	156,584	-	156,584	97,385
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(16,024)	-	(16,024)	(11,724)
Acquisition of intangibles	-	-	-	(569)
Other	(949)	-	(949)	56
Net cash used in investing activities	(16,973)	-	(16,973)	(12,237)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	2,489	-	2,489	1,812
Repurchases of common stock	-	-	-	(155,583)
Payment of debt	(72,188)	-	(72,188)	(12,375)
Proceeds from revolving loan	-	-	-	100,000
Payments on revolving loan	(70,000)	-	(70,000)	(30,000)
Payment of deemed landlord liability	(1,881)	-	(1,881)	(1,682)
Net cash used in financing activities	(141,580)	-	(141,580)	(97,828)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,241)	-	(1,241)	1,765
DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(3,210)	-	(3,210)	(10,915)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	26,492	-	26,492	37,407
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$23,282	$-	$23,282	$26,492

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Three Months Ended
	December 31,
	2018	2018	2018	2017
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
Net income (GAAP)	$22,761	$(270)	$22,491	$11,291
Interest expense, net	1,599	-	1,599	2,051
Income tax provision	6,559	(804)	5,755	2,383
Depreciation	2,357	-	2,357	2,106
Amortization	7,390	-	7,390	9,494
EBITDA (Non-GAAP)	$40,666	$(1,074)	$39,592	$27,325
Corporate campus lease payments (a)	(972)	-	(972)	(954)
Other transaction expenses (c)	-	-	-	630
Adjusted EBITDA (Non-GAAP)	$39,694	$(1,074)	$38,620	$27,001
Net income margin (GAAP)	11.8%		17.6%	11.4%
Adjusted EBITDA margin (Non-GAAP)	20.7%		30.2%	27.2%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (GAAP)	$22,761	$(270)	$22,491	$11,291
Amortization	7,390	-	7,390	9,494
Corporate campus lease payments - principal portion (a)	(494)	-	(494)	(442)
Other transaction expenses (c)	-	-	-	630
Deferred financing fees (b)	144	-	144	164
Income tax effect of adjustments (d)	(1,619)	-	(1,619)	(3,545)
Tax reform adjustments (e)	(69)	-	(69)	(2,795)
Adjusted net income (Non-GAAP)	$28,113	$(270)	$27,843	$14,797

Net income per diluted share (GAAP)	$0.61	$(0.01)	$0.60	$0.30
Adjusted net income per diluted share (Non-GAAP)	$0.76	$(0.01)	$0.75	$0.39
Diluted average common shares outstanding	37,198	-	37,198	37,755

RECONCILIATION OF ADJUSTED DIRECT COSTS
Total direct costs (GAAP)	$131,133	$(45,046)	$86,087	$68,803
Corporate campus lease payments (a)	787	-	787	811
Adjusted total direct costs (Non-GAAP)	$131,920	$(45,046)	$86,874	$69,614

RECONCILIATION OF ADJUSTED DIRECT SERVICE COSTS
Direct service costs, excluding depreciation and amortization (GAAP)	$67,945	$-	$67,945	$55,569
Corporate campus lease payments (a)	787	-	787	811
Adjusted direct service costs (Non-GAAP)	$68,732	$-	$68,732	$56,380

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$20,569	$-	$20,569	$16,842
Corporate campus lease payments (a)	185	-	185	143
Other transaction expenses (c)	-	-	-	(630)
Adjusted selling, general and administrative (Non-GAAP)	$20,754	$-	$20,754	$16,355

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Twelve Months Ended
	December 31,
	2018	2018	2018	2017
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
Net income (GAAP)	$73,185	$8,367	$81,552	$39,122
Interest expense, net	8,157	-	8,157	7,559
Income tax provision	20,766	1,882	22,648	17,823
Depreciation	9,240	-	9,240	8,574
Amortization	29,561	-	29,561	37,900
EBITDA (Non-GAAP)	$140,909	$10,249	$151,158	$110,978
Corporate campus lease payments (a)	(3,840)	-	(3,840)	(3,771)
Other transaction expenses (c)	726	-	726	835
Adjusted EBITDA (Non-GAAP)	$137,795	$10,249	$148,044	$108,042
Net income margin (GAAP)	10.4%		17.1%	10.1%
Adjusted EBITDA margin (Non-GAAP)	19.6%		31.0%	28.0%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (GAAP)	$73,185	$8,367	$81,552	$39,122
Amortization	29,561	-	29,561	37,900
Corporate campus lease payments - principal portion (a)	(1,881)	-	(1,881)	(1,682)
Other transaction expenses (c)	726	-	726	835
Deferred financing fees (b)	615	-	615	662
Income tax effect of adjustments (d)	(6,675)	-	(6,675)	(13,577)
Tax reform adjustments (e)	(69)	-	(69)	(2,795)
Adjusted net income (Non-GAAP)	$95,462	$8,367	$103,829	$60,465

Net income per diluted share (GAAP)	$1.97	$0.23	$2.20	$0.98
Adjusted net income per diluted share (Non-GAAP)	$2.59	$0.22	$2.81	$1.52
Diluted average common shares outstanding	36,912	-	36,912	39,839

RECONCILIATION OF ADJUSTED DIRECT COSTS
Total direct costs (GAAP)	$489,059	$(165,470)	$323,589	$261,463
Corporate campus lease payments (a)	3,110	-	3,110	3,205
Adjusted total direct costs (Non-GAAP)	$492,169	$(165,470)	$326,699	$264,668

RECONCILIATION OF ADJUSTED DIRECT SERVICE COSTS
Direct service costs, excluding depreciation and amortization (GAAP)	$252,284	$-	$252,284	$211,773
Corporate campus lease payments (a)	3,110	-	3,110	3,205
Adjusted direct service costs (Non-GAAP)	$255,394	$-	$255,394	$214,978

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$75,681	$-	$75,681	$63,357
Corporate campus lease payments (a)	730	-	730	566
Other transaction expenses (c)	(726)	-	(726)	(835)
Adjusted selling, general and administrative (Non-GAAP)	$75,685	$-	$75,685	$63,088

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2019 GUIDANCE RECONCILIATION UNDER ASC 606 (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2019		Forecast 2019
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2018
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$85.2	$89.2	$2.27	$2.38	$73.2	$1.97
Adjustments:
Amortization	14.8	14.8	0.39	0.39	29.6	0.80
Other transaction expenses (c)	-	-	-	-	0.7	0.02
Corporate campus lease payments - principal portion (a)	-	-	-	-	(1.9)	(0.05)
Deferred financing fees (b)	0.6	0.6	0.02	0.02	0.6	0.02
Income tax effect of adjustments (d)	(3.6)	(3.6)	(0.10)	(0.10)	(6.7)	(0.18)
Tax reform adjustments (e)	-	-	-	-	(0.1)	-
Adjusted net income and adjusted net income per diluted share (Non-GAAP)	$97.0	$101.0	$2.58	$2.69	$95.5	$2.59
Depreciation	9.7	9.7
Income tax provision	28.6	32.6
Interest expense, net	1.7	1.7
Adjusted EBITDA (Non-GAAP)	$137.0	$145.0

(a)

Represents cash rental payments on two corporate headquarter buildings that are accounted for as deemed assets and subject to depreciation expense over the life of the lease.  Payments made for these leases are accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting.  The interest portion of these payments is included in net cash provided by operating activities in our statement of cash flows.  The principal portion is reflected as a financing activity in our statement of cash flows.  These adjustments for purposes of arriving at Adjusted EBITDA, Adjusted Direct costs, Adjusted Selling, general and administrative expenses and Adjusted Net Income have the effect of presenting these leases consistently with all other office lease rentals that we have globally.

(b)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(c)	Represents advisory costs and other fees incurred in connection with the 2017 S-3 registration statement and follow-on offerings.
(d)

Represents the tax effect of the total adjustments at 36% for 2017. Fourth quarter of 2018 and full year 2018 is reflective of an estimated effective tax rate of 23%. For full year 2019 guidance, a tax rate of 22.0% to 24.0% is assumed.

(e)

Consists of one time adjustments in 4Q17 due to U.S. federal tax reform passed in December 2017, including revaluation of deferred credit, partially offset by revaluation of deferred tax assets and deferred tax liabilities, transition tax, and other miscellaneous tax reform related items, and a one-time adjustment in 2018 due to the finalization of those tax reform items.